EXHIBIT 99.1

Adams Golf Announces Results for Second Quarter 2009

PLANO, Texas, Aug. 5, 2009 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $23.3 million for the three months ended June 30, 2009, as compared to $33.3 million for the three months ended June 30, 2008, a decrease of 30% year-over-year. The Company had a net loss of $5.2 million, or $0.78 per fully diluted share, for the second quarter 2009, as compared to net income of $1.6 million, or $0.21 per fully diluted share, for the comparable period of 2008. The net loss for the second quarter includes a $3.6 million, non-recurring, charge to cost of goods sold for the write-down of inventory to the lower of cost or market and the increase to the inventory obsolescence reserve.

The Company reported net sales of $46.7 million for the six month period ended June 30, 2009, compared to net sales of $61.3 million for the comparable period of 2008, a decrease of 24%. The Company reported a net loss of $4.8 million, or $0.73 per diluted share, for the six month period ended June 30, 2009, compared to net income of $2.4 million, or $0.32 per share, for the comparable period of 2008.

"Q2 was a challenging quarter for our company. Contractions in market demand, the fact that we were between product introductions during the quarter, the non-recurring, non-cash inventory charge, as well as competitive pricing and promotional behavior offered stiff head winds. As a result, our financial performance lagged both our expectations and our track record," said Mr. Chip Brewer, CEO and President of Adams Golf. "On the positive side, I am pleased with our efforts to re-structure our business model in response to market realities and believe we have continued to strengthen both our brand and our market positions."

 * According to Golf Datatech, through June our year to date dollar market share in irons and woods were 8.42% and 4.94%
   respectively. Our woods market share was up 20% year-over-year, which we believe was due to market share gains in drivers and hybrids. Our iron market share was down 5%, which we believe was due to an increase in off-price competitive products and the fact that our Idea a3os product line was at the later stages of its product life cycle. We were relatively pleased with this market share performance.
 * Our product pipeline remains robust. We recently announced two remarkable products in the Idea a7 irons and hybrids and the
   Speedline 9032 driver and hybrid-fairway woods. We believe these products provide superior technology and will further strengthen our brand positions. Additionally, we anticipate, and are excited about, further product launches during the second half of this year and into 2010.
 * We believe our brand benefited from outstanding tour exposure during 2009, with staff players winning six events year to date and great showings by Chad Campbell at this year's Masters and by
   Tom Watson at this year's British Open. Furthermore, according to the Darrell Survey, our individual hybrids continue to be the #1 hybrid in play on the PGA, Champions and Nationwide Tours and, according to Golf Datatech, we remain the perceived leader in hybrid technology. We believe that this performance will further strengthen our brand in the marketplace.
 * Lastly, we believe our balance sheet and financial position remain strong.

"Looking forward, we are cautiously optimistic that market conditions will bottom out by year's end; and, that our efforts will deliver long term shareholder value when market conditions improve," Mr. Brewer concluded.

Adams Golf will host a conference call at 4:30 p.m. Eastern Daylight time on Thursday, August 6, 2009, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams' Q2 2009 financial results. For telephone access to the conference call, dial (888) 241-0558 or (647) 427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 20345946.

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions; our ability to further reduce fixed costs; product introduction and development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                     ADAMS GOLF, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share amounts)

           ASSETS
                                                 June 30,    Dec. 31,
                                                   2009        2008
                                                 --------    --------
                                                 (unaudited)
 Current assets:
    Cash and cash equivalents                    $  3,268    $  5,960
    Trade receivables, net of allowance for
     doubtful accounts of $1,579
     (unaudited) and $1,321 in 2009 and
     2008, respectively                            22,853      14,743
    Inventories, net                               22,816      33,611
    Prepaid expenses                                  638         908
    Other current assets                               40          29
                                                 --------    --------

       Total current assets                        49,615      55,251

 Property and equipment, net                        1,133       1,210
 Deferred tax asset - non current                  10,228      10,228
 Other assets, net                                    315         367
                                                 --------    --------

                                                 $ 61,291    $ 67,056
                                                 ========    ========

           LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Accounts payable                             $  2,396    $  9,471
    Accrued expenses                                6,604       7,253
    Credit facility                                 5,076          --
    Other current liabilities                          15          --
                                                 --------    --------
       Total current liabilities                   14,091      16,724
 Other liabilities                                      9          18
                                                 --------    --------

       Total liabilities                           14,100      16,742

 Stockholders' equity:
    Preferred stock, $0.01 par value;
     authorized 1,250,000 shares;
     none issued                                       --          --
    Common stock, $.001 par value; authorized
     12,500,000 shares; 7,094,304 and
     6,909,866 shares issued and 6,683,367 and
     6,498,929 shares outstanding at
     June 30, 2009 (unaudited) and
     December 31, 2008, respectively                    7           7
    Additional paid-in capital                     93,136      92,701
    Accumulated other comprehensive income          1,847         565
    Accumulated deficit                           (43,045)    (38,205)
    Treasury stock, 410,937 common shares
     at June 30, 2009 and December 31, 2008,
     at cost                                       (4,754)     (4,754)
                                                 --------    --------
       Total stockholders' equity                  47,191      50,314
                                                 --------    --------

                                                 $ 61,291    $ 67,056
                                                 ========    ========
 Contingencies

                      ADAMS GOLF, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)
                                (unaudited)

                            Three Months Ended     Six Months Ended
                                June 30,                June 30,
                         ---------------------------------------------
                           2009        2008        2009         2008
                         --------    --------    --------    --------

 Net sales               $ 23,254    $ 33,260    $ 46,730    $ 61,261
 Cost of goods sold        20,476      19,524      34,943      35,414
                         --------    --------    --------    --------
       Gross profit         2,778      13,736      11,787      25,847

 Operating expenses:
  Research and
   development expenses       738         793       1,590       1,879
  Selling and marketing
   expenses                 5,437       9,125      11,387      16,780
  General and
   administrative
   expenses                 1,743       2,200       3,586       4,750
                         --------    --------    --------    --------
     Total operating
      expenses              7,918      12,118      16,563      23,409
                         --------    --------    --------    --------
     Operating income
      (loss)               (5,140)      1,618      (4,776)      2,438
                         --------    --------    --------    --------

 Other income (expense):
  Interest income
   (expense), net             (36)        (54)        (53)        (20)
  Other income
   (expense), net               2          (1)         50         (51)
                         --------    --------    --------    --------

    Income (loss)
     before income taxes   (5,174)      1,563      (4,779)      2,367
 Income tax expense            32           9          61          16
                         --------    --------    --------    --------
     Net income (loss)   $ (5,206)   $  1,554    $ (4,840)   $  2,351
                         ========    ========    ========    ========

 Net income (loss)
  per common share -
  basic                  $  (0.78)   $   0.24    $  (0.73)   $   0.37
                         ========    ========    ========    ========
  diluted                $  (0.78)   $   0.21    $  (0.73)   $   0.32
                         ========    ========    ========    ========

CONTACT:  Adams Golf
          Pamela High, Interim Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com